Exhibit 99.1

H.I.G. Acquisition Corp. Announces Redemption of Class A Ordinary Shares

WASHINGTON, October 14, 2022 — H.I.G. Acquisition Corp. (NYSE: HIGA) today announced that its board of directors (the “Board”) has determined to redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of October 24, 2022, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles”).

Pursuant to the Articles, if the Company does not consummate an initial business combination by October 23, 2022, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Class A Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its income taxes (less income taxes paid or payable, if any and up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Class A Shares, which redemption will completely extinguish rights of the public shareholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Board, liquidate and dissolve, subject in each case to the Company’s obligations under the Companies Law (as amended) of the Cayman Islands to provide for claims of creditors and other requirements of applicable law.

The Company anticipates that the last day of trading in the Company’s Class A Shares will be October 21, 2022 and that, as of the open of business on October 24, 2022, the Class A Shares will be suspended from trading, will be deemed cancelled and will represent only the right to receive the per-share redemption price for the public shares to be announced at a later date (the “Redemption Amount”).

The Redemption Amount will be payable to the holders of the Class A Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial shareholders have waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission to delist its securities.

About H.I.G. Acquisition Corp.

H.I.G. Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by H.I.G. Acquisition Advisors, LLC, an affiliate of H.I.G. Capital, LLC (“H.I.G.”). H.I.G. Acquisition Corp. is led by its Chief Executive Officer Brian Schwartz, Co-President of H.I.G., and its President Rob Wolfson, an Executive Managing Director of H.I.G.

Forward Looking-Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements, including, without limitation, the redemption of the Company’s public shares. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Timur Akazhanov

H.I.G. Acquisition Corp., Chief Financial Officer

info@higacquisitioncorp.com